UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2019

Central Index Key Number of the issuing entity: 0001782003
CD 2019-CD8 Mortgage Trust
(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013454
Deutsche Mortgage & Asset Receiving Corporation
(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541294
German American Capital Corporation
Central Index Key Number of the sponsor: 0000016287
MUFG Principal Commercial Capital
Central Index Key Number of the sponsor: 0001558761
Cantor Commercial Real Estate Lending, L.P.
Central Index Key Number of the sponsor: 0001701238
Citi Real Estate Funding Inc.
(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-226943-03	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Wall Street, New York, New York	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 250-2500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2019, Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”) caused the issuance of the CD 2019-CD8 Mortgage Trust (“Issuing Entity”) Commercial Mortgage Pass-Through Certificates, Series 2019-CD8 (the “Certificates”), pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

One mortgage loan, secured by the portfolio of mortgaged properties identified as “Wind Creek Leased Fee” on Exhibit B to the Pooling and Servicing Agreement (the “Wind Creek Leased Fee Mortgage Loan”), is an asset of the Issuing Entity and part of a whole loan (the “Wind Creek Leased Fee Whole Loan”) that includes the Wind Creek Leased Fee Mortgage Loan and five pari passu promissory notes (each, a “Wind Creek Leased Fee Pari Passu Companion Loan”) that are not assets of the Issuing Entity. The Pooling and Servicing Agreement provides that the Wind Creek Leased Fee Whole Loan will be serviced and administered (i) prior to the securitization of the controlling Wind Creek Leased Fee Pari Passu Companion Loan, under the pooling and servicing agreement governing the CGCMT 2019-GC41 securitization and (ii) from and after the securitization of the controlling Wind Creek Leased Fee Pari Passu Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

The controlling Wind Creek Leased Fee Pari Passu Companion Loan was securitized on October 17, 2019 in connection with the issuance of a series of mortgage pass-through certificates entitled Benchmark 2019-B13 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B13. Consequently, the Wind Creek Leased Fee Mortgage Loan is being serviced and administered under the pooling and servicing agreement entered into in connection with such securitization, dated as of October 1, 2019 (the “Benchmark 2019-B13 PSA”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Non-Serviced Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Non-Serviced Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Non-Serviced Certificate Administrator”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Non-Serviced Trustee”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Non-Serviced Operating Advisor”) and asset representations reviewer (in such capacity, the “Non-Serviced Asset Representations Reviewer”). The Benchmark 2019-B13 PSA is attached hereto as Exhibit 99.1.

The servicing terms of the Benchmark 2019-B13 PSA are substantially similar to the servicing terms of the Pooling and Servicing Agreement applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General” in the prospectus relating to the Certificates, dated August 12, 2019 (the “Prospectus”), and the following:

•	The Non-Serviced Master Servicer will earn a primary servicing fee with respect to the Wind Creek Leased Fee Mortgage Loan that is to be calculated at 0.00125% per annum.

•	Upon the Wind Creek Leased Fee Mortgage Loan becoming a specially serviced loan under the Benchmark 2019-B13 PSA, the Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such mortgage loan accruing at a rate equal to 0.25000% per annum, subject to a minimum monthly fee of $3,500, until such time as such mortgage loan is no longer specially serviced.

•	The Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower after a workout. The workout fee is subject to a minimum fee of $25,000 and a $1,000,000 fee cap.

•	The Non-Serviced Special Servicer will be entitled to a liquidation fee equal to the lesser of 1.00% of net liquidation proceeds received in connection with a liquidation and such lower rate as would result in a liquidation fee of $1,000,000. The liquidation fee is subject to a minimum fee of $25,000.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

99.1	Pooling and Servicing Agreement, dated as of October 1, 2019, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wells Fargo Bank, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

	By:	/s/ Matt Smith
	Name:	Matt Smith
	Title:	Director

	By:	/s/ Natalie Grainger
	Name:	Natalie Grainger
	Title:	Director

Dated: October 23, 2019

CD 2019-CD8 – 8-K (Benchmark 2019-B13 Servicing Shift)